CONFIDENTIAL SETTLEMENT AGREEMENT
AND MUTUAL RELEASE

This Confidential Settlement Agreement and Mutual Release (the "***Settlement Agreement***") is hereby entered into by and among: Maiden Biosciences, Inc. ("***Maiden***"), DSS, Inc. f/k/a Document Security Systems, Inc., Decentralized Sharing Systems, Inc., HWH World, Inc. f/k/a Bliss International, Inc., and RBC Life International, Inc. (collectively, the "***DSS Parties***"), and RBC Life Sciences, Inc. and RBC Life Sciences USA, Inc. ("***RBC***") each referred to sometimes as a "Party" and collectively referred to as the "Parties."

RECITALS

WHEREAS, Maiden filed a complaint against the DSS Parties and RBC in a lawsuit styled *Maiden Biosciences, Inc. v. DSS, Inc. f/k/a Document Security Systems, Inc., Decentralized Sharing Systems, Inc., HWH World, Inc. f/k/a Bliss International, Inc., and RBC Life International, Inc., RBC Life Sciences, Inc. and RBC Life Sciences USA, Inc.*; Civil Action No. 3:21-CV-0327-D; pending in United States District Court, Northern District of Texas, Dallas Division (the "***Lawsuit***");

WHEREAS, Maiden's claims in the Lawsuit were, in part, predicated upon the judgment (the "***Underlying Lawsuit Judgment***") Maiden secured in *Maiden Biosciences, Inc. v. MPM Medical Inc., Crown Medical Products, Inc., and RBC Life Sciences, Inc.*: Civil Action No. 3:18-CV-1354-D, in the United States District Court, Northern District of Texas, Dallas Division (the "***Underlying Lawsuit***");

WHEREAS, Maiden obtained a judgment in the Lawsuit against the DSS Parties and RBC dated December 20, 2022 (the "***Judgment***");

WHEREAS, the Parties acknowledge that *bona fide* disputes and controversies exist between them, both as to liability and the amount thereof, if any, and by reason of such disputes and controversies they desire to fully and finally settle and compromise all claims, matters, disputes, and causes of action between and among them, and to enter into certain promises and agreements between them; and

WHEREAS, to avoid the cost, uncertainty, and inconvenience of further litigation, and to buy peace, the Parties have agreed to resolve the Lawsuit pursuant to the terms of this Settlement Agreement.

AGREEMENT

THEREFORE, in consideration of the mutual agreements and releases set forth in this Settlement Agreement, which are acknowledged to be sufficient, the Parties agree:

1. **Effective Date.** This Settlement Agreement shall be effective on the date that the DSS Parties pay Maiden the Settlement Amount in accordance with Section 3.1 of this Settlement Agreement.

2. **Mutual Releases.**

2.1. **Maiden's Release of the DSS Parties and RBC.** In consideration of the mutual promises contained in this Settlement Agreement, except for the rights and obligations set forth in this Settlement Agreement, Maiden and any other person or entity who may present a claim by or on behalf of Maiden hereby irrevocably and unconditionally releases, remises, and forever discharges the DSS Parties and RBC, and each and every past or present affiliate (meaning any person or entity, including, without limitation, any corporation, limited liability company, partnership, trust, foundation, and non-profit entity which controls, is controlled by, or is under common control with the DSS Parties or RBC), owner, shareholder, member, partner, manager, director, officer, employee, contractor, subcontractor, agent, consultant, attorney, representative, predecessor, parent, subsidiaries, and every predecessor, successor, transferee, assign or any other person, party, or entity claiming by or through any of them of each of the persons and entities described in this sentence, from any and all claims, duties, causes of action, demands, obligations, liabilities, rights, damages, attorneys' fees, costs, or expenses, of any kind, whether known or unknown, asserted or unasserted. This release includes, but is not limited to, claims arising out of or related to the Lawsuit, the Judgment, the Underlying Lawsuit, and the Underlying Lawsuit Judgment. Maiden further expressly releases, waives, and disclaims any and all rights it may have under the Judgment and Underlying Lawsuit Judgment.

2.2. **The DSS Parties and RBC's Release of Maiden.** In consideration of the mutual promises contained in this Settlement Agreement, except for the rights and obligations set forth in this Settlement Agreement, the DSS Parties and RBC and any other person or entity who may present a claim by or on behalf of the DSS Parties or RBC hereby irrevocably and unconditionally release, remise, and forever discharge Maiden, and each and every past or present affiliate (meaning any person or entity, including, without limitation, any corporation, limited liability company, partnership, trust, foundation, and non-profit entity which controls, is controlled by, or is under common control with Maiden), owner, shareholder, member, partner, manager, director, officer, employee, contractor, subcontractor, agent, consultant, attorney, representative, predecessor, parent, subsidiaries, and every predecessor, successor, transferee, assign or any other person, party, or entity claiming by or through any of them of each of the persons and entities described in this sentence, from any and all claims, duties, causes of action, demands, obligations, liabilities, rights, damages, attorneys' fees, costs, or expenses, of any kind, whether known or unknown, asserted or unasserted. This release includes, but is not limited to, claims arising out of or related to the Lawsuit, the Judgment, the Underlying Lawsuit, and the Underlying Lawsuit Judgment.

3. **Consideration.** As full consideration for the releases set forth in Section 2, the Parties agree to the following terms:

3.1. **Payment**. On or before February 16, 2023, the DSS Parties shall pay Maiden $8,750,000.00 (the "***Settlement Amount***") by wire transfer in accordance with the wire instructions attached hereto as Exhibit C, and to the attention of Collin Cox. Maiden shall provide the DSS Parties confirmation of its receipt of the wire transfer within one (1) business day of receiving the wire transfer.

3.2. **Joint Motion to Vacate the Judgment and Dismissal With Prejudice**. Within ten (10) calendar days of payment of the Settlement Amount, the Parties shall file a Joint Motion to Vacate the Judgment and Motion for Dismissal with Prejudice and a Proposed Order Granting the Joint Motion to Vacate the Judgment and Motion for Dismissal with Prejudice in the Lawsuit in the forms attached hereto as Exhibit A (the motion) and Exhibit B (the proposed order).

3.3. **Release of Liens**. To the extent Maiden filed any judgment liens that it currently has knowledge of or that any Party shall give it notice of related to the Underlying Lawsuit Judgment or the Judgment, Maiden shall execute a release of lien within fourteen (14) calendar days of payment of the Settlement Amount and provide it to the DSS Parties and RBC.

4. **RBC USA Stock.** Maiden acknowledges that pursuant to the Order Granting Second Turnover Relief in the Underlying Lawsuit dated September 9, 2020 (the "***Second Turnover Order***") Maiden was entitled to receive the stock, shares, and ownership interests in RBC Life Sciences USA, Inc. ("***RBC USA***"). Maiden represents and warrants that it never took ownership of the stock, shares, and ownership interests in RBC USA and that it will never take ownership of the stock, shares, and ownership interests in RBC USA. Maiden expressly releases, waives, and disclaims any and all rights it may have to ownership of the stock, shares, and ownership interests in RBC USA under the Second Turnover order.

5. **Covenant Not to Sue.** Each Party agrees and COVENANTS NOT TO SUE or prosecute claims released under this Settlement Agreement against any person or entity released. This covenant not to sue excludes any claims for any breaches of the terms of this Settlement Agreement, such claims having been expressly excluded from the releases set forth above.

6. **Assignment of Claims.** No Party may assign or transfer any claim released hereunder to a third party, and each Party hereby (a) represents and warrants that he, she, or it has not assigned or transferred any portion of the claims he, she, or it is releasing hereunder to any other person or entity, and that no other person or entity has any lien, claim, or interest in such claims, and (b) acknowledges and agrees that this representation and warranty is an essential and material term of this Settlement Agreement.

7. **Non-disparagement.** At no time, following the Effective Date of the Agreement, will any Party make any statements, or take any other actions whatsoever, to disparage, defame, sully or compromise the goodwill, name, brand or reputation of any of the Parties.

8. Confidentiality.

8.1. The Parties hereby state, represent, warrant, and agree that the terms and conditions of this Settlement Agreement and each and every document and communication regarding this Settlement Agreement, including, but not limited to, the fact of and the amount of the payment required herein, are strictly confidential. The Parties agree that they will neither seek or promote publicity, nor will they cooperate in any efforts to promote or publicize any terms or conditions of this Settlement Agreement, including but not limited to, the fact of and amount of the acts, forbearances, or payment required herein.

8.2. Upon any unsolicited inquiry, the Parties shall respond in substance by stating only that "this matter has been amicably resolved," or words materially the same. The Parties expressly agree that they have received full and fair consideration for the promises made in this Settlement Agreement.

8.3. Notwithstanding the foregoing, the Parties may communicate the terms of this Settlement Agreement if compelled by subpoena, as otherwise required by law, or to the extent necessary to comply with any applicable regulatory reporting, including the SEC, FINRA, NYSE, NASDAQ, or GAAP financial disclosures as may be required by auditors. The Parties may also communicate the terms of this Settlement Agreement to their legal counsel, tax and other advisors, and accountants, provided that the Parties first advise them of the confidentiality provisions of this Settlement Agreement and secure their agreement not to communicate, discuss, disclose, disseminate, or publish the terms and conditions of this Settlement Agreement.

8.4. The Parties further agree, except as they may hereafter agree in writing, to maintain confidentiality with respect to all verbal and written communications made or used in connection with the dispute resolution process, as provided by the Texas Alternate Dispute Resolution Procedures Act (Tex. Civ. Prac. & Rem. Code Ann. §§ 154.053 & 154.073), and that the mediator for this matter will never be subpoenaed or called as a witness by any Party to this Settlement Agreement regarding matters related to the Lawsuit, the Underlying Lawsuit, or this Settlement Agreement.

8.5. The Parties agree that a breach of this confidentiality provision shall cause immediate, irreparable injury to the non-breaching Party, and any actual or threatened breach shall entitle the non-breaching Party to move for a temporary restraining order and/or injunctive relief. Moving for temporary and/or injunctive relief will be without waiver of any right to seek actual damages occasioned by any breach.

9. Authority and Requisite Approvals. Each Party represents and warrants with respect only to itself and none of the other Parties that (a) its authorized representative(s) has read and fully understands this Settlement Agreement it is a party to, (b) it is duly authorized to

fully and completely resolve all disputes between the Parties that are the subject of this Settlement Agreement, (c) this Settlement Agreement is its binding and enforceable obligation.

10. Basis for Parties' Understanding of the Settlement Agreement.

10.1. No Duty. None of the Parties are relying upon a legal duty, even if one might exist, on the part of any other Party or such other Party's employees, agents, representatives, or attorneys to disclose any information in connection with the execution of this Settlement Agreement or its preparation; it is expressly understood and agreed that no lack of information on the part of another Party is grounds for challenging this Settlement Agreement.

10.2. Each Party Relying on Own Judgment. The Parties understand and agree they have carefully reviewed this Settlement Agreement, they fully understand its terms, they sought and obtained independent legal advice with respect to the negotiation and preparation of the Settlement Agreement, this Settlement Agreement has been negotiated and prepared by the joint efforts of the respective attorneys for each of the Parties, and the Parties have relied wholly upon their own judgment and knowledge and the advice of their respective attorneys.

10.3. No Reliance on Representations or Assumed Facts. THE PARTIES ALSO ACKNOWLEDGE THE CONTESTED AND ADVERSARIAL NATURE OF THE DISPUTES AND STIPULATE THAT IN EXECUTING THIS SETTLEMENT AGREEMENT THEY ARE NOT RELYING ON ANY REPRESENTATION BY ANY OTHER PARTY OR ITS AGENTS, REPRESENTATIVES, OR ATTORNEYS WITH REGARD TO (1) FACTS UNDERLYING THE LAWSUIT; (2) THE SUBJECT MATTER OR EFFECT OF THIS SETTLEMENT AGREEMENT, AND (3) ANY OTHER FACTS OR ISSUES WHICH MIGHT BE DEEMED MATERIAL TO THE DECISION TO ENTER INTO THIS SETTLEMENT AGREEMENT.

11. Miscellaneous Provisions.

11.1. Jointly Drafted. All Parties assisted in the preparation of this Settlement Agreement, and no provision of this Settlement Agreement shall be construed against any Party because that Party or its counsel drafted or assisted in the drafting of the provision. The Parties hereby expressly agree that any uncertainty or ambiguity existing herein shall not be interpreted against any of them.

11.2. Fees and Costs. The Parties shall bear their own legal and other fees and costs incurred in connection with (a) the matters being settled and/or released by this Settlement Agreement, and (b) the negotiation and documentation of this Settlement Agreement. Notwithstanding the foregoing, in any action brought to enforce or interpret this Settlement Agreement, or alleging the breach of it, the prevailing Party will be entitled to recover its attorneys' fees, expenses, and costs.

11.3. Governing Law. The laws of the State of Texas shall govern the interpretation and enforcement of this Settlement Agreement, without giving effect to its choice of law rules.

11.4. Successors and Assigns. This Settlement Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of each of the Parties.

11.5. Headings. The headings and titles of any terms of this Settlement Agreement are inserted for convenience only and shall not control or affect the meaning, construction or effect of this Settlement Agreement, or any of its provisions.

11.6. No Admission of Fault. Nothing in this Settlement Agreement shall be construed as an admission of fault, liability, or wrongdoing by any Party. Each Party specifically denies any liability to any other Party, and the Parties agree that the consideration exchanged between them is a compromise of disputed claims, and in order to buy peace and terminate controversies.

11.7. Taxes. The Parties understand and agree that none of the Parties or their attorneys have made to any other Party any representations or warranties regarding the taxability or non-taxability of any of the consideration exchanged pursuant to this Settlement Agreement or any Ancillary Document.

11.8. No Oral Modifications. No modification, amendment, or waiver of any of the provisions contained in this Settlement Agreement, or any future representation, promise, or condition in connection with the subject matter hereof, shall be binding upon any Party to this Settlement Agreement unless made in writing and signed by such Party or by a duly authorized representative of such Party.

11.9. Severability. If any provision of this Settlement Agreement is held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Settlement Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated thereby.

11.10. Notices. Except as otherwise expressly provided in this Settlement Agreement, all notices permitted or required by this Settlement Agreement shall be served by certified mail, return receipt requested, commercial delivery service (e.g., FedEx, UPS, DHL, etc.), or e-mail as follows, unless other contact information for notices to a Party has been provided in writing to the other:

To Maiden:

Collin Cox
Matt Scorcio
GIBSON, DUNN & CRUTCHER LLP
2001 Ross Avenue
Dallas, Texas 75201
CCox@gibsondunn.com
MScorcio@gibsondunn.com

To RBC:

Greg Ackels, Sr.
Greg Ackels, Jr.
ACKELS & ACKELS, LLP
3030 Lyndon B. Johnson Fwy., Ste. 1550
Dallas, Texas 75234
greg@ackelslaw.com
greg-jr@ackelslaw.com

To the DSS Parties:

Christopher R. Bankler
Bruce Ruzinsky
JACKSON WALKER LLP
2323 Ross Ave., Ste. 600
Dallas, Texas 75201
cbankler@jw.com
bruzinsky@jw.com

Frank D. Heuszel, CEO
DSS, Inc.
1400 Broadfield Blvd., Suite 100
Houston, Texas 77084
frank.heuszel@dssworld.com

11.11. Sole and Complete Agreement. This Settlement Agreement constitutes the final, sole, and entire agreement between the Parties hereto with respect to the settlement of the claims and issues asserted by the Parties and shall supersede any prior or contemporaneous agreement, either oral or written, by or between the Parties regarding the subject matter. There is no other agreement, written or oral, among the Parties with respect to the subject matter of this Settlement Agreement.

11.12. Execution in Counterparts. This Settlement Agreement may be signed in any number of counterparts or copies or on separate signature pages or by e-mail or facsimile transmission, which when taken together shall be deemed to be an original for all purposes.

[SIGNATURE PAGES FOLLOW]

The parties to this Settlement Agreement have approved and executed it on the dates specified:

MAIDEN BIOSCIENCES, INC.

By:____________________________
CEO

Date: Feb. 9, 2023

DSS, INC. f/k/a DOCUMENT SECURITY SYSTEMS, INC.

By:____________________________

Date: __________________________

DECENTRALIZED SHARING SYSTEMS, INC.

By:____________________________

Date: __________________________

HWH WORLD, INC. f/k/a BLISS INTERNATIONAL, INC.

By:____________________________

Date: __________________________

The parties to this Settlement Agreement have approved and executed it on the dates specified:

MAIDEN BIOSCIENCES, INC.

By:______________________________

____

Date: ____________________________

DSS, INC. f/k/a DOCUMENT SECURITY SYSTEMS, INC.

By: FRANK D. HEUSZEL
Chief Executive Officer

Date: FEBRUARY 10, 2023.

DECENTRALIZED SHARING SYSTEMS, INC.

By: FRANK D. HEUSZEL
President

Date: February 10, 2023.

HWH WORLD, INC. f/k/a BLISS INTERNATIONAL, INC.

By: FRANK D. HEUSZEL
President

Date: February 10, 2023.

RBC LIFE INTERNATIONAL, INC.

By:______________________________
Jason Grady, Cheif Executive Officer

Date: February 10, 2023

RBC LIFE SCIENCES, INC.

By:______________________________

____

Date: ____________________________

RBC LIFE SCIENCES USA, INC.

By:______________________________

____

Date: ____________________________

RBC LIFE INTERNATIONAL, INC.

By:____________________________

____

Date: __________________________

RBC LIFE SCIENCES, INC.

By: [signature]

Authorized Representative

Date: Feb 9, 2023

RBC LIFE SCIENCES USA, INC.

By: [signature]

Authorized Representative

Date: Feb 9, 2023

Exhibit A

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

MAIDEN BIOSCIENCES, INC., **Plaintiff,** **vs.** **DSS, INC. f/k/a DOCUMENT SECURITY SYSTEMS, INC., DECENTRALIZED SHARING SYSTEMS, INC., HWH WORLD, INC. f/k/a BLISS INTERNATIONAL, INC., RBC LIFE SCIENCES, INC., RBC LIFE INTERNATIONAL, INC., AND RBC LIFE SCIENCES USA, INC.,** **Defendants.**	§ § § § § § § § § § § § § § § §	**CIVIL ACTION NO. 3:21-CV-00327-D**

JOINT MOTION TO VACATE JUDGMENT AND
MOTION FOR DISMISSAL WITH PREJUDICE

Pursuant to Federal Rule of Civil Procedure 60(b)(5), Defendants DSS, Inc., Decentralized Sharing Systems, Inc., HWH World, Inc. f/k/a Bliss International, Inc., RBC Life International, Inc., and RBC Life Sciences, Inc. and Plaintiff Maiden Biosciences, Inc. file this Joint Motion to Vacate Judgment and Motion for Dismissal with Prejudice. Because the Parties have resolved all of the issues in dispute in this lawsuit and the Parties agree that the Court's December 20, 2022 Judgment has been released, the Parties jointly ask the Court to sign an order:

1. Vacating the Court's December 20, 2022 Judgment (Dkt. 211);

2. Vacating the Judgment in *Maiden Biosciences, Inc. v. MPM Medical Inc., Crown Medical Products, Inc., and RBC Life Sciences, Inc.*: Civil Action No. 3:18-CV-1354-D, in the United States District Court, Northern District of Texas, Dallas Division; and

3. Dismissing with prejudice all of the claims asserted by any party in this lawsuit.

WHEREFORE, PREMISES CONSIDERED, the Parties respectfully pray that this motion be in all things granted, that the Court vacate the Judgment and dismiss all claims with prejudice, and for all such other and further relief, both general and special, at law and in equity, to which they may show themselves justly entitled.

Dated: February ___, 2023

Respectfully submitted,

/s/ Collin J. Cox
Collin J. Cox
State Bar of Texas No. 24031977
ccox@gibsondunn.com
GIBSON, DUNN & CRUTCHER LLP
811 Main Street, Suite 3000
Houston, Texas 77002
Telephone: 346-718-6604
Facsimile: 346-718-6941

Matthew Scorcio
State Bar of Texas No. 24102476
mscorcio@gibsondunn.com
Michael Zarian
State Bar of Texas No. 24115978
mzarian@gibsondunn.com
Katie Rose Talley
State Bar of Texas No. 24118216
ktalley@gibsondunn.com
GIBSON, DUNN & CRUTCHER LLP
2001 Ross Avenue, Suite 2100
Dallas, Texas 75201
Telephone: 214-698-3100
Facsimile: 214-571-2984

Attorneys for Maiden Biosciences, Inc.

/s/ Christopher R. Bankler
Christopher R. Bankler
State Bar No. 24066754
cbankler@jw.com
Brett Kutnick
State Bar No. 00796913
bkutnick@jw.com
Demi Williams
State Bar No. 24084101
dswilliams@jw.com
Hailey Oestreich
State Bar No. 24116627
hoestreich@jw.com
Lauren Ceckowski
State Bar No. 24111231
lceckowski@jw.com
323 Ross, Suite 600
Dallas, Texas 75201
Telephone: (214) 953-6000
Facsimile: (214) 661-6690

— and —

Bruce Ruzinsky
State Bar No. 17469425
bruzinsky@jw.com
1401 McKinney Street, Suite 1900
Houston, Texas 77010
Telephone: (713) 752-4200
Facsimile: (713) 752-4221

Attorneys for DSS Inc., Decentralized Sharing Systems, Inc., HWH World, Inc. f/k/a Bliss International, Inc., and RBC Life International, Inc.

/s/ Gregory K. Ackels, Sr.
GREGORY K. ACKELS, SR.
State Bar No.: 00829945
greg@ackeslaw.com
GREGORY K. ACKELS, JR.
State Bar No.: 24109558
greg-jr@ackelslaw.com
ACKELS & ACKELS, L.L.P.
3030 LBJ Freeway, Suite 1550
Dallas, Texas 75234
Tel: 214-267-8600
Fax: 214-267-8605

Attorneys for RBC Life Sciences, Inc.

CERTIFICATE OF SERVICE

I certify that, on February ___, 2023, a true and correct copy of the foregoing document was served by ECF on all counsel of record.

/s/ ______________________________

Exhibit B

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

MAIDEN BIOSCIENCES, INC.,	§	
	§	
Plaintiff,	§	
	§	
vs.	§	**CIVIL ACTION NO. 3:21-CV-00327-D**
	§	
DSS, INC. f/k/a DOCUMENT SECURITY SYSTEMS, INC., DECENTRALIZED SHARING SYSTEMS, INC., HWH WORLD, INC. f/k/a BLISS INTERNATIONAL, INC., RBC LIFE SCIENCES, INC., RBC LIFE INTERNATIONAL, INC., AND RBC LIFE SCIENCES USA, INC.,	§	
	§	
Defendants.	§	

ORDER GRANTING JOINT MOTION TO VACATE JUDGMENT AND MOTION FOR DISMISSAL WITH PREJUDICE

The Court considered DSS, Inc., Decentralized Sharing Systems, Inc., HWH World, Inc. f/k/a Bliss International, Inc., RBC Life International, Inc., and RBC Life Sciences, Inc. and Plaintiff Maiden Biosciences, Inc.'s Joint Motion to Vacate Judgment and Motion for Dismissal with Prejudice (the "Motion"). The Court, having considered the Motion, pleadings, and other papers on file, is of the opinion that the Motion should be GRANTED.

It is therefore ORDERED that the Court's Judgment dated December 20, 2022 (Dkt. 211) is VACATED.

It is further ORDERED that the Judgment in *Maiden Biosciences, Inc. v. MPM Medical Inc., Crown Medical Products, Inc., and RBC Life Sciences, Inc.*: Civil Action No. 3:18-CV-1354-D, in the United States District Court, Northern District of Texas, Dallas Division is VACATED.

It is further ORDERED that all claims asserted by any party in this lawsuit are hereby DISMISSED WITH PREJUDICE.

IT IS SO ORDERED.

SIGNED this _______ day of _______________________ , 2023.

____
SIDNEY A. FITZWATER
SENIOR JUDGE

Exhibit C